UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[X] Soliciting Materials Pursuant to § 240.14a-12

CONSOLIDATED MINERALS MANAGEMENT, INC.

(Name of Registrant as Specified in Its Charter)

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[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Media Relations:

Consolidated Medical Management, Inc.

Steve Haag, Investor Relations

Houston, Texas

(281) 209-9800

shaag@smallcapss.com

CMMI Announces Annual Meeting and Proxy Vote

HOUSTON, TX – November 13, 2007 – Consolidated Medical Management, Inc. (OTCBB: CMMI) today announced it will hold its Annual Meeting of Shareholders on Monday, December 17, 2007, beginning at 9:00 a.m. at Fairfield Inn & Suites, 1707 Roberta Avenue, Ruston, Louisiana 71270. The formal meeting notice and proxy statement have been filed with United States Securities and Exchange Commission.

At this Annual Meeting, shareholders will be asked to vote on and amend the Company’s Articles of Incorporation to increase the number of shares it is authorized to issue, change the Company’s name to more closely reflect its current business operations, elect directors, and redomicile the corporation in the State of Wyoming.

 “We are pleased to advance the Company’s business plan and position CMMI for future growth,” commented Timothy G. Byrd, Sr., Consolidated Medical Management’s chief executive officer. “The proxy’s proposals will provide the board important tools to grow the company.

“Whether or not you plan to attend, it is vital to the company you participate. We respectfully request all shareholders of record on November 14th, 2007, to fill-out and return all proxy cards received. Some shareholders may also be able to vote by phone or online.  If you have any questions during this process, please contact investor relations at (281) 209-9800 or shaag@smallcapss.com,” Byrd concluded.

About Consolidated Medical Management, Inc.

Consolidated Medical Management, Inc. (CMMI) is a wholesale fuel distributor and fuel terminal operator based in Houston, Texas. CMMI not only offers storage, delivery, and blending of petroleum products such as gasoline and diesel fuel, but also offers biodiesel to the growing “green” fuels market. Biodiesel is a clean burning, nontoxic, sulfur-free, and biodegradable alternative fuel for compression-ignition (diesel) engines made from animal fat or vegetable oil.

One of our most important responsibilities is to communicate with shareholders in an open and direct manner.  Comments are based on current management expectations, and are considered "forward-looking statements," generally preceded by words such as "plans," "expects," "believes," "anticipates," or "intends."  We cannot promise future returns.  Our statements reflect our best judgment at the time they are issued, and we disclaim any obligation to update or alter forward-looking statements as the result of new information or future events.  Consolidated Medical Management, Inc., urges investors to review the risks and uncertainties contained within its filings with the Securities and Exchange Commission.